Exhibit 99.1

LOXO ONCOLOGY, INC.

March 15, 2015

Via Email

Dov Goldstein, M.D.

Re:                             Terms of Transition and Separation

Dear Dr. Goldstein:

This letter confirms the agreement (“Agreement”) between you and Loxo Oncology, Inc. (the “Company”) concerning the terms of your transition and separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of a general release of claims and covenant not to sue now and upon the Separation Date (defined below) as provided herein.  If you agree to the terms outlined herein, please sign and return this Agreement to me in the timeframe outlined below.

1.                                      Separation from Employment:  As you know, the parties have mutually determined that it is in their mutual best interest for you and the Company to part ways and for your employment with the Company to end.

2.                                      Continued Employment; Other Release Consideration:  In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to continue your employment on the following terms:

a.                                      Separation Date; Transition Period and Services:  Your last day of employment with the Company will be the earliest of (i) the date upon which a new Chief Financial Officer or other principal financial officer commences employment with the Company, (ii) the date that Aisling Capital LLC (“Aisling”) completes fundraising for its fourth fund, (iii) the date upon which you or the Company terminate your employment pursuant to Paragraph 2(c) below, or (iv) September 1, 2015 (the “Separation Date”).  Between now and the Separation Date (the “Transition Period”), you agree to carry out the duties and responsibilities of your position (including, but not limited to, managing the internal finance function of the Company and preparing, signing, and filing any Securities and Exchange Act filings required to be signed by the Company’s principal financial officer), as directed principally by the Chief Executive Officer, to whom you will report, and to provide other transition services as may reasonably be requested by the Company, including transition of the responsibilities, duties, and knowledge relative to your position (the “Transition Services”).  During the Transition Period, you will maintain a part-time schedule.  Effective on the first day of the Transition Period, your title will change from Chief Financial Officer to Acting Chief Financial Officer.

b.                                      Compensation and Benefits:  During the Transition Period, the Company will pay you a $7,500 monthly salary, less applicable taxes and withholding and payable in accordance with the Company’s regular payroll schedule, and you will continue to be eligible to participate in the benefits for which you are currently eligible, including participation in the Company-sponsored health benefits plan and continued vesting of stock options, to the fullest extent allowed by the governing plans, agreements, or policies, except that you will no longer continue to accrue vacation time.  Without limiting your rights under the Stock Option Agreements (as defined below), except as otherwise set forth herein, the compensation described above will be your sole compensation for continuing to provide employment services during the Transition Period, and supersedes and replaces the compensation arrangements provided for in the Offer Letter.

c.                                       At-Will Employment; Separation Compensation:  During the Transition Period, your employment with the Company will remain at-will, meaning either you or the Company may terminate your employment at any time with or without notice or reason.  Provided that you cooperatively and diligently provide the Transition Services as determined by the Company’s Board of Directors (the “Board”) in good faith and in its sole discretion, then in exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth in Exhibit A (the “Second Release”), to be signed on the Separation Date, and your other promises herein, you shall receive partial acceleration of the vesting of your Unvested Shares (as defined below), as described in Paragraph 6(c).  In the event the Company terminates your employment prior to the Separation Date and you have cooperatively and diligently provided the Transition Services as determined by the Board in good faith and in its sole discretion through the Separation Date, you shall receive the benefits described in this Paragraph 2(c) and Paragraph 6(c) below.  In the event that the Company terminates your employment prior to the Separation Date for failing to provide the Transition Services (including for failing to do so in a diligent and cooperative fashion, as determined by the Board in good faith and in its sole discretion), or you resign from employment for any reason (other than death or permanent disability) prior to the Separation Date, you will not be eligible to receive, and the Company will not be obligated to offer to you, the benefits described in this Paragraph 2(c) and Paragraph 6(c) below.

d.                                      Insider Trading; Indemnification:  During the Transition Period, you will continue to be subject to all insider trading rules and regulations applicable to officers of the Company, including, but not limited to, trading blackout dates, and you will be entitled to continued indemnification as an officer of the Company.  You acknowledge that as an executive officer, you may have come into possession of material, non-public information regarding the Company and that in accordance with Company’s Insider Trading Policy and applicable law, you will not trade in Company securities until the first open trading window following your cessation of employment, and will not trade in Company securities while otherwise in possession of material nonpublic information.  For the six-month period following the Transition Period, you are required to report certain transactions involving the securities of the Company and are still subject to laws and regulations regarding “short swing” profit liability.

During the Transition Period, and thereafter, the Company’s indemnification rights to you shall survive, including pursuant to that certain Indemnification Agreement, dated July 3, 2014, between you and the Company.

By signing below, you acknowledge that you are receiving the release consideration outlined above in Paragraphs 2(a)-(c) in consideration for waiving your rights to claims referred to in this Agreement (and the Second Release, if applicable) and that you would not otherwise be entitled to the release consideration.

3.                                      Final Pay:  The Company will pay you, no later than the first regular Company pay date following the Separation Date, for all wages, salary, bonuses, commissions, reimbursable expenses, accrued vacation and any similar payments due you from the Company as of the Separation Date (the “Required Separation Payments”).  By signing below, you acknowledge that the Company does not owe you any other amounts, except as otherwise may become payable under this Agreement or under the Stock Option Agreements, as set forth herein.

4.                                      Return of Company Property:  You hereby warrant to the Company that, no later than the Separation Date, you will return to the Company, and/or cooperate fully with the Company’s retrieval of, all property and data of the Company of any type whatsoever that has been in your possession or control in connection or associated with your role as the Company’s Chief Financial Officer (including, but not limited to, data stored on your personal laptop computer(s)).  Furthermore, upon commencement of the transitional role described in this Agreement, you will return to the Company, and/or cooperate fully with the Company’s retrieval of any such property and data of the Company in your possession or control, other than the property and data required to carry out the Transition Services.  In no event shall this paragraph require Aisling to return any property or data in its possession that Aisling lawfully possesses in connection with its investment in the Company.

5.                                      Proprietary Information:  You hereby acknowledge that you are bound by the attached Employee Invention Assignment and Confidentiality Agreement (Exhibit B hereto).  You further confirm that, subject to Paragraph 4, you will deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such Proprietary Information that you drafted, received, or reviewed in connection or associated with your role as the Company’s Chief Financial Officer and that you will not take with you any such documents or data or any reproduction thereof.

6.                                      Stock Options:

a.                                      You have been granted, pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”) and the respective Notices of Stock Option Grant and Stock Option

Agreements (collectively with the Plan, the “Stock Option Agreements”), the following options to purchase shares of the Company’s common stock (with vesting calculations as of the date of this letter and reflecting post stock split figures):

i.                                          A stock option granted on June 19, 2014 to purchase 53,125 shares as to which 12,500 shares have vested and 40,625 shares remain unvested (the “First Option”). The First Option provides, by its terms, that it may be early exercised prior to the date that shares become vested, and as of the date of this letter, you have exercised the First Option as to 22,656 shares and continue to have the right to exercise the First Option as to the remaining 30,469 shares.  The Company retains a right to repurchase shares that you have purchased (and/or that you may purchase) by early exercise of the First Option, to the extent such shares remain unvested on termination of your employment with the Company.

ii.                                       A stock option granted on July 9, 2014 to purchase 75,828 shares as to which no shares have vested and 75,828 shares remain unvested (the “Second Option,” and, collectively with the First Option, the “Options”).  The Second Option provides, by its terms, that it may only be exercised as to shares that have become vested.

b.                                      The Options will continue to vest during the Transition Period, as provided in the Stock Option Agreements.  In addition, if you sign this Agreement, and it becomes effective on its terms, the Second Option shall be amended to be early exercisable as to 41,073 of the shares.

c.                                       Further, subject to Paragraph 2(c), if you sign this Agreement and the Second Release, and they become effective on their terms, effective as of the effective date of the Second Release (as defined therein), the Company will accelerate the vesting of those shares subject to the Options that are unvested as of the Separation Date as if you had remained employed with the Company for twelve (12) months following the Separation Date (the “Accelerated Shares”) and the Options will be amended to provide you six (6) months following the Separation Date to exercise any shares that have vested as of the Separation Date (including, as applicable, the Accelerated Shares), after which period you will no longer have a right to exercise the Options as to any shares.

d.                                      Except as provided above, your rights concerning the Options above will continue to be governed by the Stock Option Agreements, as amended by this Agreement, if applicable and provided this Agreement and the Second Release become effective.

7.                                      Mutual General Release and Waiver of Claims:

a.                                      Dov Goldstein’s Release:  The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company, including pursuant to the Offer Letter; provided, however, that you are not releasing or waiving any right to the consideration and other benefits set forth in Paragraphs 2, 3 and 6 above, the Required Separation Payments, the compensation for the Transition Services outlined in Paragraph 2(b) (assuming the terms and conditions for receipt of such compensation have been met), or the separation compensation outlined in Paragraph 2(c) (assuming the terms and conditions for receipt of such compensation have been met).  To the fullest extent permitted by law, and subject to the terms and conditions of this Paragraph 7(a) and Paragraph 7(d) below, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders (excluding Aisling or any of its portfolio companies), employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, including pursuant to the Offer Letter, claims under Title VII of the 1964 Civil Rights Act, as amended, the New York Human Rights Law and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.  For the avoidance of doubt, you are not releasing any rights with respect to any stock you own or may own pursuant to the terms of this Agreement, and any rights with respect to the Options, and any rights as a stockholder of the Company.

b.                                      The Company’s Release:  To the fullest extent permitted by law, the Company hereby releases and waives any claims it may have against you and your successors and assigns, whether know or not known, including, but not limited to claims relating to your employment with the Company and separation therefrom but excluding claims of fraud, misappropriation of trade secrets, and breach of your Employee Invention Assignment and Confidentiality Agreement).

c.                                       You and the Company hereby acknowledge that each, respectively, is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee.  With knowledge of this principle, you and the Company hereby agree to expressly waive any rights each, respectively, may have to that effect.

d.                                      You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of this Agreement.  To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

8.                                      Mutual Covenant Not to Sue:

e.                                       To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you or the Company, respectively, pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, (i) which you may now have, have ever had, or may in the future have against Releasees, or the Company may now have, have ever had, or may in the future have against you, and (ii) which is based in whole or in part on any matter released by this Agreement.

f.                                        Nothing in this paragraph shall prohibit you from filing a charge or complaint with a government agency where, as a matter of law, the parties may not restrict your ability to file such administrative complaints.  However, you understand and agree that, by entering into this Agreement, you are releasing any and all individual claims for relief, and that any and all subsequent disputes between you and the Company shall be resolved through arbitration as provided below.

g.                                       Nothing in this paragraph shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

9.                                      Mutual Nondisparagement:  You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement.  The Company agrees that its current officers and directors will not disparage you with any written or oral statement.  Nothing in this paragraph shall prohibit you or the Company from providing truthful information in response to a subpoena or other legal process.

10.                               Arbitration:  Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in New York County, New York through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement.  Any arbitration may be initiated by a written demand to the other party.  The arbitrator’s decision shall be final, binding, and conclusive.  The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law.  The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

11.                               Attorneys’ Fees:  If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party (subject to a cap of $500,000), in addition to any other relief to which the prevailing party may be entitled.

12.                               Confidentiality:  The contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order, or in connection with any proceeding relating to this Agreement or your employment with the Company.  Subject to the exceptions in the preceding sentence, you agree that if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company.

13.                               No Admission of Liability:  This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns.  This Agreement shall be afforded the maximum protection allowable under Federal Rules of Evidence 408 and/or any other state or federal provisions of similar effect.

14.                               Complete and Voluntary Agreement:  This Agreement, together with Exhibits A and B hereto and the Stock Option Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter.  You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

15.                               Severability:  The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.  Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

16.                               Modification; Counterparts; Facsimile/PDF Signatures:  It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

17.                               Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.                               Effective Date:  This Agreement is effective on the date it is signed by both parties (the “Effective Date”).

19.                               Expiration of Offer: This offer expires at 5:00 p.m. (Eastern) on the seventh day after delivery to Employee, i.e., March 22, 2015.

If you agree to abide by the terms outlined in this letter, please sign this letter below return it to me within the timeframe noted above.  I wish you the best in your future endeavors.

Sincerely,

Loxo Oncology, Inc.

	By:	/s/ Joshua H. Bilenker
Joshua H. Bilenker, Chief Executive Officer

READ, UNDERSTOOD AND AGREED

/s/ Dov Goldstein, M.D.	Date:	March 19. 2015
Dov Goldstein, M.D.

EXHIBIT A

SECOND RELEASE

This General Release of All Claims and Covenant Not to Sue (the “Second Release”) is entered into between Dov Goldstein, M.D. (“Employee”) and Loxo Oncology, Inc. (the “Company”) (collectively, “the parties”).

WHEREAS, on               , 201 , Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Separation Agreement,” to which this Second Release is attached as Exhibit A);

WHEREAS, on               , 201 , Employee’s employment with the Company terminated (the “Separation Date”);

WHEREAS, the Company has determined that Employee cooperatively and diligently provided the Transition Services (as defined in the Separation Agreement);

WHEREAS, this agreement serves as the Second Release, pursuant to the Separation Agreement; and

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.

1.                                      Acknowledgment of Payment of Wages:  By his/her signature below, Employee acknowledges that the Company paid him/her for all wages, salary, accrued vacation, bonuses, commissions, reimbursable expenses, and any similar payments due him/her from the Company as of the Separation Date.  By signing below, Employee acknowledges that the Company does not owe him/her any other amounts, except as may become payable under the Separation Agreement and the Second Release.

2.                                      Cessation of Benefits:  Employee’s coverage under the Company health care plan will terminate on               , 201 .  Under New York and/or federal law, Employee may be eligible for continuation coverage for health care benefits.  Further information regarding such benefits will be provided to Employee separately from our health plan administrator.

3.                                      Return of Company Property:  Employee hereby warrants to the Company that s/he has returned to the Company all property or data of the Company of any type whatsoever that has been in his/her possession, custody or control that Employee drafted, received, or reviewed in connection or associated with Employee’s role as the Company’s Chief Financial Officer.

4.                                      Consideration:  In exchange for Employee’s agreement to this Second Release and his/her other promises in the Separation Agreement and herein, the Company agrees to provide Employee with the consideration set forth in Paragraph 2(c) of the Separation Agreement.  By signing below, Employee acknowledges that s/he is receiving the consideration in exchange for

1

waiving his/her rights to claims referred to in this Second Release and s/he would not otherwise be entitled to the consideration.

5.                                      Mutual General Release and Waiver of Claims:

h.                                      Dov Goldstein’s Release:  The payments and promises set forth in this Second Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which Employee may be entitled by virtue of his/her employment with the Company or his/her separation from the Company, including pursuant to the Separation Agreement or the Offer Letter (as defined in the Separation Agreement); provided, however, that Employee is not releasing or waiving any right to the consideration and other benefits set forth in Paragraphs 2, 3 and 6 of the Separation Agreement, or the Required Separation Payments (as defined in Separation Agreement), the compensation for the Transition Services (as defined in Separation Agreement) outlined in Paragraph 2(b) of the Separation Agreement (assuming the terms and conditions for receipt of such compensation have been met), or the separation compensation outlined in Paragraph 2(c) of the Separation Agreement (assuming the terms and conditions for receipt of such compensation have been met).  To the fullest extent permitted by law, and subject to the terms and conditions of this Paragraph 5(a) and Paragraph 5(d) below Employee hereby releases and waives any other claims s/he may have against the Company and its owners, agents, officers, shareholders (excluding Aisling or any of its portfolio companies), employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of his/her employment or separation of employment, including pursuant to the Offer Letter (as defined in the Separation Agreement), claims under Title VII of the 1964 Civil Rights Act, as amended, the New York Human Rights Law and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. For the avoidance of doubt, you are not releasing any rights with respect to any stock you own or may own pursuant to the terms of the Separation Agreement, and any rights with respect to the Options (as defined in the Separation Agreement), and any rights as a stockholder of the Company.

i.                                          The Company’s Release:  To the fullest extent permitted by law, the Company hereby releases and waives any claims it may have against Employee and Employee’s successors and assigns, whether know or not known, including, but not limited to claims relating to Employee’s employment with the Company and separation therefrom but excluding claims of fraud, misappropriation of trade secrets, and breach of Employee’s Employee Invention Assignment and Confidentiality Agreement.

j.                                         Employee and the Company hereby acknowledge that each, respectively, is aware of the principle that a general release does not extend to claims that the releasor does not

2

know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee.  With knowledge of this principle, Employee and the Company hereby agree to expressly waive any rights each, respectively, may have to that effect.

k.                                      Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of this Second Release.  To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause set forth in the Separation Agreement.

6.                                      Mutual Covenant Not to Sue:

l.                                          To the fullest extent permitted by law, at no time subsequent to the execution of this Second Release will Employee or the Company, respectively, pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, (i) which Employee may now have, have ever had, or may in the future have against Releasees, or the Company may now have, have ever had, or may in the future have against Employee, and (ii) which is based in whole or in part on any matter released by this Second Release.

m.                                  Nothing in this paragraph shall prohibit Employee from filing a charge or complaint with a government agency where, as a matter of law, the parties may not restrict his/her right to file such administrative complaints.  However, Employee understands and agrees that, by entering into this Second Release, s/he is releasing any and all individual claims for relief, and that any and all subsequent disputes between Employee and the Company shall be resolved through arbitration as provided in the Separation Agreement.

n.                                      Nothing in this paragraph shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

7.                                      Expiration; Effective Date:  Per the Separation Agreement, this Second Release is to be signed on the Separation Date.  This Second Release is effective on the date it is signed by both parties (the “Effective Date”).

[Remainder of page intentionally left blank]

3

8.                                  Other Terms of Separation Agreement Incorporated Herein:  All other terms of the Separation Agreement to the extent not inconsistent with the terms of this Second Release are hereby incorporated in this Second Release as though fully stated herein and apply with equal force to this Second Release, including, without limitation, the provisions on Nondisparagement, Arbitration, Governing Law, and Attorneys’ Fees.

Dated:
Name:
Title:
For the Company

Dated:
Dov Goldstein, M.D.

4

EXHIBIT B

EMPLOYEE INVENTION ASSIGNMENT AND
CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition of my employment with Loxo Oncology, Inc., a Delaware corporation with its principal offices in the State of Connecticut (the “Company”), I, as the “Employee” signing this Employee Invention Assignment and Confidentiality Agreement (this “Agreement”), hereby represent to the Company, and the Company and I hereby agree as follows:

1.             Purpose of Agreement.  I understand that the Company is engaged in a continuous program of research, development, production and/or marketing in connection with its current and projected business and that it is critical for the Company to preserve and protect its proprietary information, its rights in certain inventions and works and in related intellectual property rights.  Accordingly, I am entering into this Agreement, whether or not I am expected to create inventions or other works of value for the Company.  As used in this Agreement, “Inventions” means inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, confidential information and trade secrets.

2.             Disclosure of Inventions.  I will promptly disclose in confidence to the Company, or to any person designated by it, all Inventions that I make, create, conceive or first reduce to practice, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets.

3.             Work for Hire; Assigned Inventions.  I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment will be “works made for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works.  I agree that all Inventions that I make, create, conceive or first reduce to practice during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets, and that (i) are developed using equipment, supplies, facilities or trade secrets of the Company; (ii) result from work performed by me for the Company; or (iii) relate to the Company’s business or actual or demonstrably anticipated research or development (the “Assigned Inventions”), will be the sole and exclusive property of the Company.

4.             Excluded Inventions and Other Inventions.  Attached hereto as Exhibit A is a list describing all existing Inventions, if any, that may relate to the Company’s business or actual or demonstrably anticipated research or development and that were made by me or acquired by me prior to the Effective Date (as defined in Section 25, below), and which are not to be assigned to the Company (“Excluded Inventions”).  If no such list is attached, I represent and agree that it is because I have no rights in any existing Inventions that may relate to the Company’s business or actual or demonstrably anticipated research or development.  For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the Effective Date or thereafter, other than Assigned Inventions and Excluded Inventions.  I acknowledge and agree that if, in the scope of my employment, I use any Excluded Inventions or any Other Inventions, or if I include any Excluded Inventions or Other Inventions in any product or service of the Company or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by the Company of any rights assigned to the Company under this Agreement, I will immediately so notify the Company in writing.  Unless the Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to the Company, in such circumstances (whether or not I give the Company notice as required above), a perpetual, irrevocable, nonexclusive, transferable, world-wide, royalty-free license to use, disclose, make, sell, offer for sale, import, copy, distribute, modify and create works based on, perform, and display such Excluded Inventions and Other Inventions, and to sublicense third parties in one or more tiers of sublicensees with the same rights.

5.             Assignment of Rights.  I agree to assign, and do hereby irrevocably transfer and assign, to the Company:  (i) all of my rights, title and interests in and with respect to any Assigned Inventions; (ii) all patents, patent applications, copyrights, mask works, rights in databases, trade secrets, and other intellectual property rights, worldwide, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (iii) to the extent assignable, any and all Moral Rights (as defined below) that I may have in or with respect to any Assigned Inventions.  I also hereby forever waive and agree never to assert any Moral Rights I may have in or with respect to any Assigned Inventions and any Excluded Inventions or Other Inventions licensed to the Company under Section 4, even after termination of my employment with the Company.  “Moral Rights” means any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

6.             Assistance.  I will assist the Company in every proper way to obtain and enforce for the Company all patents, copyrights, mask work rights, trade secret rights and other legal protections for the Assigned Inventions, worldwide.  I will execute and deliver any documents that the Company may reasonably request from me in connection with providing such assistance.  My obligations under this section will continue beyond the termination of my employment with the Company; provided that the Company agrees to compensate me at a reasonable rate after such termination for time and expenses actually spent by me at the Company’s request in providing such assistance.  I hereby appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.  I agree that this appointment is coupled with an interest and will not be revocable.

7.             Proprietary Information.  I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information or materials of a confidential or secret nature that may be made, created or discovered by me or that may be disclosed to me by the Company or a third party in relation to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company, or any other party with whom the Company agrees to hold such information or materials in confidence (the “Proprietary Information”).  Without limitation as to the forms that Proprietary Information may take, I acknowledge that Proprietary Information may be contained in tangible material such as writings, drawings, samples, electronic media, or computer programs, or may be in the nature of unwritten knowledge or know-how.  Proprietary Information includes, but is not limited to, Assigned Inventions, marketing plans, product plans, designs, data, prototypes, specimens, test

2

protocols, laboratory notebooks, business strategies, financial information, forecasts, personnel information, contract information, customer and supplier lists, and the non-public names and addresses of the Company’s customers and suppliers, their buying and selling habits and special needs.

8.             Confidentiality.  At all times, both during my employment and after its termination, I will keep and hold all Proprietary Information in strict confidence and trust.  I will not use or disclose any Proprietary Information without the prior written consent of the Company in each instance, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company.  Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company, and I will not take with me or retain in any form any documents or materials or copies containing any Proprietary Information.

9.             Physical Property.  All documents, supplies, equipment and other physical property furnished to me by the Company or produced by me or others in connection with my employment will be and remain the sole property of the Company.  I will return to the Company all such items when requested by the Company, excepting only my personal copies of records relating to my employment or compensation and any personal property I bring with me to the Company and designate as such.  Even if the Company does not so request, I will upon termination of my employment return to the Company all Company property, and I will not take with me or retain any such items.

10.          No Breach of Prior Agreements.  I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality, non-competition, or other agreement with any former employer or other party.  I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of my own or of a former employer or third party that are not generally available for use by the public or have not been legally transferred to the Company.

11.          “At Will” Employment.  I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time.  I understand that I am an “at will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or by me.  I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company.  I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time.

12.          Company Opportunities; Duty Not to Compete.  During the period of my employment, I will at all times devote my best efforts to the interests of the Company, and I will not, without the prior written consent of the Company, engage in, or encourage or assist others to engage in, any other employment or activity that: (i) would divert from the Company any business opportunity in which the Company can reasonably be expected to have an interest; (ii) would directly compete with, or involve preparation to compete with, the current or future

3

business of the Company; or (iii) would otherwise conflict with the Company’s interests or could cause a disruption of its operations or prospects.

13.          Non-Solicitation of Employees/Consultants.  During my employment with the Company and for a one (1) year period thereafter, I will not directly or indirectly solicit away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity, nor will I encourage or assist others to do so.

14.          Use of Name & Likeness.  I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed, both during and after my employment, for any purposes related to the Company’s business, such as marketing, advertising, credits, and presentations.

15.          Notification.  I hereby authorize the Company, during and after the termination of my employment with the Company, to notify third parties, including, but not limited to, actual or potential customers or employers, of the terms of this Agreement and my responsibilities hereunder.

16.          Injunctive Relief.  I understand that a breach or threatened breach of this Agreement by me may cause the Company to suffer irreparable harm and that the Company will therefore be entitled to injunctive relief to enforce this Agreement.

17.          Governing Law; Severability.  This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the duties of its employees and the protection of its trade secrets.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflict of laws that would lead to the application of the laws of another jurisdiction.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible, given the fundamental intentions of the parties when entering into this Agreement.  To the extent such provision cannot be so enforced, it will be stricken from this Agreement and the remainder of this Agreement will be enforced as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

18.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

19.          Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to such subject matter.

20.          Amendment and Waiver.  This Agreement may be amended only by a written agreement executed by each of the parties to this Agreement.  No amendment or waiver of, or modification of any obligation under, this Agreement will be enforceable unless specifically set

4

forth in a writing signed by the party against which enforcement is sought.  A waiver by either party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition with respect to any other instance, whether prior, concurrent or subsequent.

21.          Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will bind and benefit the parties and their respective successors, assigns, heirs, executors, administrators, and legal representatives.  The Company may assign any of its rights and obligations under this Agreement.  I understand that I will not be entitled to assign or delegate this Agreement or any of my rights or obligations hereunder, whether voluntarily or by operation of law, except with the prior written consent of the Company.

22.          Further Assurances.  The parties will execute such further documents and instruments and take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.  Upon termination of my employment with the Company, I will execute and deliver a document or documents in a form reasonably requested by the Company confirming my agreement to comply with the post-employment obligations contained in this Agreement.

23.          Acknowledgement.  I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with this Agreement.

24.          Effective Date of Agreement.  This Agreement is and will be effective on and after the first day of my employment by the Company, which is                                         ,            (the “Effective Date”).

LOXO ONCOLOGY, INC.:		Employee:

By:	/s/ Joshua H. Bilenker	/s/ Dov Goldstein
Signature

Name:	Joshua H. Bilenker	Dov Goldstein
Name (Please Print)

Title:	CEO

5

Exhibit A

LIST OF EXCLUDED INVENTIONS UNDER SECTION 4

Title

☒  No inventions, improvements, or original works of authorship

Additional sheets attached

Signature of Employee:	/s/ Dov Goldstein

Print Name of Employee:	Dov Goldstein

Date:	7/21/14